UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
______________________

PARAMOUNT GLOBAL
(Exact name of registrant as specified in its charter)

Delaware	04-2949533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1515 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)
______________________
Paramount Global Amended and Restated Long-Term Incentive Plan
(Full title of the plan)
______________________
Caryn K. Groce
Executive Vice President, Acting General Counsel and Secretary
Paramount Global
1515 Broadway
New York, New York 10036
(212) 258-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark whether the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been filed for the purpose of registering an additional 31,000,000 shares of Class B Common Stock (“Common Shares”) that may be offered or sold to the participants in the Paramount Global Amended and Restated Long-Term Incentive Plan (f/k/a the ViacomCBS Inc. 2009 Long-Term Incentive Plan). The Common Shares are in addition to the Common Shares previously registered for issuance on the registrant’s Registration Statements on Form S-8 filed with the Commission on January 20, 2010, August 28, 2014 and August 9, 2021 (Reg. No. 333-164441, Reg. No. 333-198455 and Reg. No. 333-258649, respectively (the latter, the “2021 Statement”)). Pursuant to General Instruction E to Form S-8, the contents of the 2021 Statement are incorporated by reference herein and made a part of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

3.1
Amended and Restated Certificate of Incorporation of Paramount Global, effective as of June 7, 2024 (incorporated by reference to Exhibit 3(a) to Paramount Global’s Quarterly Report on Form 10-Q dated August 8, 2024)

3.2	Amended and Restated Bylaws of Paramount Global, effective as of June 4, 2024 (incorporated by reference to Exhibit 3(b) to Paramount Global’s Quarterly Report on Form 10-Q dated August 8, 2024)
4.1
Paramount Global Amended and Restated Long-Term Incentive Plan (effective February 21, 2008, as amended and restated May 23, 2013, May 25, 2021 and June 4, 2024) (incorporated by reference to Annex A to Paramount Global’s Proxy Statement dated April 22, 2024)

5.1	Opinion of Simpson Thacher & Bartlett LLP*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Paramount Global*
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney*
107	Filing Fee Table*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 14, 2024.

PARAMOUNT GLOBAL

By:	/s/ Caryn K. Groce
	Name:	Caryn K. Groce
	Title:	Executive Vice President,
Acting General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer

/s/ Christopher D. McCarthy	Member of the Office of the Chief Executive Officer	August 14, 2024
Christopher D. McCarthy

Principal Financial and Accounting Officers

/s/ Naveen Chopra	Executive Vice President, Chief Financial Officer	August 14, 2024
Naveen Chopra

/s/ Katherine M. Gill-Charest	Executive Vice President, Controller & Chief Accounting Officer	August 14, 2024
Katherine M. Gill-Charest

Directors

*	Director	August 14, 2024
Barbara M. Byrne

*	Director	August 14, 2024
Linda M. Griego

*	Director	August 14, 2024
Judith A. McHale

*	Director	August 14, 2024
Charles E. Phillips, Jr.

*	Non-executive Chair of the Board of Directors	August 14, 2024
Shari E. Redstone

Signature	Title	Date

*	Director	August 14, 2024
Susan Schuman

*By:	/s/ Caryn K. Groce	August 14, 2024
Caryn K. Groce
Attorney-in-Fact